Exhibit 10.5
(Amendment to U.S. Version)
AMENDMENT TO THE
RESTRICTED SHARE UNIT AWARD AGREEMENT
     THIS AMENDMENT (the “Amendment”) to the Restricted Share Unit Award Agreement (the “Agreement”), effective as of the ___day of ____________, 200[ ], between Aspen Insurance Holdings Limited, a Bermuda corporation (the “Company”), and ____________(the “Participant”), is made effective as of the ___day of ____________, 2008:
RECITALS:
     WHEREAS, the Company has adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Participant to amend the Agreement to comply with Section 409A of the Code, and the rules and regulations promulgated thereunder.
     NOW THEREFORE, the Agreement is amended as follows:
     Section 6 is restated in its entirety as follows:
     “6. Payment. Except as otherwise elected by the Participant in accordance with the provisions of Section 7, payment for the value of the Participant’s Restricted Share Units shall be made to the Participant (or, in the event of the Participant’s death, the Participant’s beneficiary, or, in the event that no beneficiary shall have been designated, the Participant’s estate) as soon as practicable following the date on which such Restricted Share Units vest, but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Share Units vest. Restricted Share Units shall be paid in Shares, less any Shares withheld in accordance with the provisions of Section 9, with one (1) Share paid for each Unit.”
     Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect.
     This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

ASPEN INSURANCE HOLDINGS LIMITED
By:	__________________________

AGREED AND ACKNOWLEDGED AS OF THE EFFECTIVE DATE OF THE AMENDMENT ABOVE WRITTEN:
__________________________
Participant